Exhibit 99.1

Energy Recovery, Inc. Reports Third Quarter 2008 Financial Results

SAN LEANDRO, Calif.--(BUSINESS WIRE)--November 11, 2008--Energy Recovery, Inc. (Nasdaq:ERII), a global leading provider of ultra efficient energy recovery products and technology for seawater desalination, announced today the results of its third quarter ended September 30, 2008. In the third quarter of 2008, ERI achieved net revenue of $9.0 million, exceeding the Company’s guidance of $6.8 million to $7.2 million. Year to date 2008 net revenue was $30.1 million, which represented an increase of 40% over net revenue of $21.6 million for the nine months ended September 30, 2007. ERI reported net income of $623 thousand, or $0.01 per diluted share, for the three months ended September 30, 2008 compared to $2.4 million, or $0.06 per diluted share, for the same period last year. Year to date net income was $3.4 million, or $0.07 per diluted share, compared to $3.1 million, or $0.08 per diluted share, for the same period last year.

In July 2008, ERI sold an aggregate of 16,100,000 shares of its common stock in its initial public offering (“IPO”) at $8.50 per share, including the underwriters’ over-allotment option. Of the shares sold in the offering, 10,178,566 shares were sold by the Company and 5,921,434 shares were sold by selling stockholders. ERI received net proceeds of approximately $76.8 million from the IPO, after deducting underwriting discounts and commissions and direct expenses. The financial effect of the IPO is reflected in the Company’s third quarter financial results.

“We exceeded our sales forecast in the third quarter due to stronger than expected demand from our OEM customer group whose projects are under 50,000 cubic meters per day,” said GG Pique, President and CEO of Energy Recovery, Inc. “We continue to see strong demand among both our large EPC customers as well as our OEM customers as reflected in our fourth quarter guidance. Our fourth quarter alone is expected to exceed our total annual revenue in 2006.”

ERI provides the following guidance for the fourth quarter of 2008 and the full year (in thousands, except per share data):

	Q4 2008	Full Year 2008

Estimated net revenue	$20.0 to $22.0 million	$50.0 to $52.0 million

Estimated net income	$3.4 to $4.1 million	$6.8 to 7.5 million

Estimated earnings per diluted share	$0.07 to $0.08	$0.14 to $0.16

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the Company’s ability to achieve certain levels of revenue and earnings in the fourth quarter and full year for 2008, the Company’s ability to successfully implement its strategic initiatives and the Company’s position in the desalination industry. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, cyclical nature of sea water reverse osmosis plants, delays or postponements in the construction of desalination plants, the ability of our customer to obtain financing for the construction of their plants, the ability of our customers to obtain other key components of a plant, delays in governmental approvals, changes in customers’ budgets for desalination plans and the timing of their purchasing decision, interruption in the supply of key production components such as ceramic parts, shipping delays, and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss Third Quarter 2008 Results

The conference call scheduled today at 1:30 p.m. PDT will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 800-951-9235 or 706-758-9752 and the access code is 68565515. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 800-642-1687 or 706-645-9291, Access Code: 68565515, from 5:30 p.m. PDT on Tuesday, November 11, 2008 to 8:59 p.m. PDT on Tuesday, November 24, 2008. Investors may also access the live call or the replay over the internet at www.streetevents.com; www.earnings.com and www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices, which significantly reduce energy consumption and help make desalination affordable. ERI’s PX Pressure Exchanger® technology (PX®) is a rotary positive displacement pump that recovers energy from the high pressure reject stream of seawater reverse osmosis systems at up to 98% efficiency with no downtime or scheduled maintenance.

The Company has research, development and manufacturing facilities in San Leandro, California as well as direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI service representatives are based in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean. For more information on ERI and PX technology, please visit www.energyrecovery.com.

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenue	$9,044	$10,978	$30,125	$21,569
Cost of revenue (1)	3,497	4,096	11,122	8,524
Gross profit	5,547	6,882	19,003	13,045
Operating expenses:
Sales and marketing (1)	1,467	1,372	4,263	3,787
General and administrative (1)	2,696	1,053	8,211	2,786
Research and development (1)	678	392	1,723	1,221
Total operating expenses	4,841	2,817	14,197	7,794
Income from operations	706	4,065	4,806	5,251
Other income (expense):
Interest expense	(17)	(17)	(62)	(42)
Interest and other income	217	85	841	121
Income before provision for income taxes	906	4,133	5,585	5,330
Provision for income taxes	283	1,736	2,186	2,238
Net income	$623	$2,397	$3,399	$3,092
Earnings per share:
Basic	$0.01	$0.06	$0.08	$0.08
Diluted	$0.01	$0.06	$0.07	$0.08
Number of shares used in per share calculations:
Basic	49,646	39,631	43,114	38,821
Diluted	52,396	42,080	45,647	41,192

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of revenue	$34	$30	$65	$80
Sales and marketing	122	95	224	263
General and administrative	149	92	290	280
Research and development	52	38	97	108
Total stock-based compensation	$357	$255	$676	$731

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$79,821	$240
Restricted cash	-	366
Accounts receivable, net of allowance for doubtful accounts of $76 and $121 at September 30, 2008 and December 31, 2007, respectively	13,333	12,849
Unbilled receivables, current	3,576	1,733
Notes receivable from stockholders	-	20
Inventories	9,779	4,791
Deferred tax assets, net	1,052	1,052
Prepaid expenses and other current assets	3,060	369
Total current assets	110,621	21,420
Unbilled receivables, non-current	119	2,457
Restricted cash, non-current	-	1,221
Property and equipment, net	1,694	1,671
Intangible assets, net	323	345
Deferred tax assets, non-current, net	148	148
Other assets, non-current	51	42
Total assets	$112,956	$27,304
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,090	$1,697
Accrued expenses and other current liabilities	4,613	1,868
Liability for early exercise of stock options	-	20
Income taxes payable	540	1,154
Accrued warranty reserve	248	868
Deferred revenue	594	488
Customer deposits	2,739	318
Current portion of long-term debt	172	172
Current portion of capital lease obligations	36	38
Total current liabilities	11,032	6,623
Long-term debt	428	557
Capital lease obligations, non-current	36	63
Total liabilities	11,496	7,243
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 50,008,118 and 39,777,446 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	50	40
Additional paid-in capital	98,250	20,762
Notes receivable from stockholders	(307)	(835)
Accumulated other comprehensive loss	(31)	(5)
Retained earnings	3,498	99
Total stockholders' equity	101,460	20,061
Total liabilities and stockholders' equity	$112,956	$27,304

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$3,399	$3,092
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	378	222
Interest accrued on notes receivables from stockholders	(12)	(23)
Stock-based compensation	676	731
Gain on foreign currency transactions	(383)	-
Provision for doubtful accounts	6	(13)
Provision for warranty claims	(531)	31
Provision for excess or obsolete inventory	29	-
Changes in operating assets and liabilities:
Accounts receivable	(107)	883
Unbilled receivables	495	(3,396)
Inventories	(5,017)	(2,439)
Prepaid and other assets	(2,700)	(105)
Accounts payable	393	451
Accrued expenses and other liabilities	2,653	118
Income taxes payable	(614)	142
Deferred revenue	106	237
Customer deposits	2,421	52
Net cash provided by (used in) operating activities	1,192	(17)
Cash Flows From Investing Activities
Capital expenditures	(376)	(884)
Restricted cash	1,587	(33)
Other	(1)	(45)
Net cash provided by (used in) investing activities	1,210	(962)
Cash Flows From Financing Activities
Proceeds from long-term debt	-	639
Repayment of long-term debt	(129)	(44)
Repayments of revolving note, net	-	(438)
Repayment of capital lease obligation	(28)	(30)
Net proceeds from issuance of common stock	76,808	5,119
Repayment of notes receivables from stockholders	560	23
Other short term financing activities	(6)	(129)
Net cash provided by (used in) financing activities	77,205	5,140
Effect of exchange rate differences on cash and cash equivalents	(26)	3
Net change in cash and cash equivalents	79,581	4,164
Cash and cash equivalents, beginning of period	240	42
Cash and cash equivalents, end of period	$79,821	$4,206
Supplemental disclosure of cash flow information
Cash paid for interest	$60	$39
Cash paid for income taxes	$4,706	$2,120
Supplemental disclosure of non-cash transactions
Issuance of common stock in exchange for notes receivable from stockholders	$20	$6

CONTACT:
Energy Recovery, Inc.
Tom Willardson, 510-483-7370
Chief Financial Officer